Exhibit 99.1

For Immediate Release For Further Information Contact: Roy A. Fletcher, Investor Relations Crusader Energy Group Inc. (405) 241-1847

CRUSADER ENERGY GROUP REPORTS FINANCIAL AND OPERATIONAL
RESULTS FOR THE SECOND QUARTER 2008
OKLAHOMA CITY, OKLAHOMA, August 14, 2008: Crusader Energy Group Inc. (AMEX:KRU) today reports financial and operational results for the second quarter of 2008. Crusader’s results include the operations of Knight Energy Group, LLC for the complete period with four days of activity (June 27, 2008 through June 30, 2008) of the acquired parties (see Westside Transaction below). Certain pro-forma information has been presented as if the acquisitions had occurred on January 1, 2007. Reconciliations of EBITDA, adjusted EBITDA, pro-forma EBITDA, pro-forma adjusted EBITDA and adjusted earnings per share are presented in Exhibits C and D.
FINANCIAL HIGHLIGHTS
•	Adjusted EBITDA increased 144% in the second quarter of 2008 to $18,514,981 as compared to $7,593,403 in the second quarter of 2007

•	Pro-Forma adjusted EBITDA increased 160% in the second quarter of 2008 to $24,983,009 as compared to $9,620,830 in the second quarter of 2007

•	Net loss of $(120,207,230) for the second quarter of 2008 as compared to net income of $4,223,275 for the second quarter of 2007

•	Adjusted EBITDA increased 120% in the first half of 2008 to $30,585,575 as compared to $13,882,256 in the first half of 2007

•	Pro-Forma adjusted EBITDA increased 137% in the first half of 2008 to $42,519,658 as compared to $17,967,025 in the first half of 2007

•	Reported net loss of $(119,525,399) for the first half of 2008 as compared to net income of $3,596,405 for the first half of 2007

•	Adjusted earnings per share of $.06 and $.10 for the three and six months ended June 30, 2008, respectively

•	Net loss per share of $(1.15) and $(1.17) for the three and six months ended June 30, 2008, respectively
OPERATIONAL HIGHLIGHTS
•	Production increased 60% versus 2nd quarter of 2007 and 20% over 1st quarter of 2008
•	Current production exceeds 30 Mmcfe per day
•	Immediately following the Westside Transaction, total proved reserves were 177.2 Bcfe
•	Currently 7 drilling rigs active on operated properties (1 in Williston Basin, 1 in Permian Basin and 5 in Anadarko Basin) and 9 drilling rigs active on non-operated properties (3 in Permian Basin, 2 in Ft. Worth Basin and 4 in Anadarko Basin)

OPERATIONAL HIGHLIGHTS — CONTINUED
•	Currently acquiring, processing or initiating over 600 square miles of proprietary 3-D seismic primarily in the Permian Basin and Anadarko Basin; Crusader geoscientists are working over 1800 square miles of 3-D seismic
•	Current net acres exceed 480,000 (~1,000,000 gross) (approximately 90% undeveloped)
PRODUCTION RESULTS

	Three Months Ended June 30,				Six Months Ended June 30,
	Reported		Pro-Forma		Reported		Pro-Forma
	2008	2007	2008	2007	2008	2007	2008	2007
Gas (Mcf)	1,178,599	761,394	1,910,580	1,159,095	2,164,410	1,403,412	3,623,418	2,159,276
Oil (Bbls)	108,307	63,210	120,602	73,351	197,927	112,065	222,471	130,483
Mcfe	1,828,441	1,140,654	2,634,192	1,599,201	3,351,972	2,075,802	4,958,244	2,942,174
Mcfe/day	20,093	12,535	28,947	17,574	18,417	11,469	27,243	16,255
MANAGEMENT COMMENTS
Commenting on the announcement, David D. Le Norman, Crusader’s President and CEO, said, “We are pleased to report our first operating results as a public company as we integrate the Westside Transaction. We continue to optimize the production from the Westside legacy properties while finalizing our revised development schedule for Crusader. During this process, our employees continue to execute our business strategy and deliver consistent growth in production.”
WESTSIDE TRANSACTION
On December 31, 2007, Westside Energy Corporation (“Westside”), a public company traded on the American Stock Exchange, entered into a definitive agreement to combine with several affiliated privately held entities including Knight Energy Group, LLC (“Knight”), Knight Energy Group II, LLC (“Knight II”), RCH Upland Acquisition, LLC (“RCH”), Hawk Energy Fund I, LLC (“Hawk”) and other entities acquired (consisting of Knight Energy Management, LLC, Crusader Energy Group, LLC and Crusader Management Corporation) (with Knight II, Hawk, RCH and the other entities acquired collectively referred to as the “Crusader Entities”). On June 26, 2008, the business combination contemplated by the contribution agreement (the “Westside Transaction”) was completed and Westside changed its name to Crusader Energy Group Inc. (“Crusader” or the “Company”). For accounting purposes, the Westside Transaction was treated as a reverse acquisition with Knight as the acquirer and Westside and the Crusader Entities as the acquired parties. As such, the historical financial statements of Crusader are Knight’s historical financial statements which were included in the proxy statement filed with the Securities and Exchange Commission (“SEC”) on May 28, 2008. The acquisitions have been accounted for using the purchase method and the results of operations for Westside and the Crusader Entities are included subsequent to June 26, 2008, and did not materially contribute to Crusader’s operating results.
The aggregate purchase price paid by Knight in the Westside Transaction was approximately $228.8 million, consisting of unregistered common stock (valued at the closing price ($2.27) of Westside common stock on January 2, 2008, the announcement date of the Westside Transaction), cash and warrants assumed. The contribution agreement also called for certain Crusader employees to receive

WESTSIDE TRANSACTION — CONTINUED
stock options totaling 35 million shares with an exercise price of $3.00 which were granted on June 26, 2008 and resulted in a non-cash stock compensation expense of approximately $106.7 million. When the contribution agreement was executed in December 2007 and the grant of 35 million options to certain Crusader employees at an exercise price of $3.00 was agreed to, Westside stock closed at $1.92 per share; 36% below the $3.00 strike price. In addition, because the market price of the Westside stock was above $3.00 per share at closing, rather than being exercisable immediately the options are exercisable over 4 years, beginning in 2009. We believe that the structuring of management’s consideration and incentive in the form of stock options benefits the combined company by resulting in the contribution of $105.0 million in capital to the Company in the event all of the options are exercised and aligning of the interests of our employees, management team and stockholders.
The allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed are subject to modification and are shown below. The purchase price allocation is preliminary because certain items, such as the determination of the final tax bases and the fair value of certain assets and liabilities as of the acquisition date, have not been completed.

					Other
	Westside	Knight II	Hawk	RCH	Entities	Total

Preliminary calculation and allocation of purchase price:
Shares of common stock issued	26,471,274	53,223,684	14,700,000	3,700,000	—	98,094,958
Westside closing stock price	$2.27	$2.27	$2.27	$2.27	$2.27	$2.27

Fair value of common stock issued	$60,089,792	$120,817,763	$33,369,000	$8,399,000	$—	$222,675,555
Plus cash consideration	—	—	—	—	501,000	501,000
Plus merger cost	920,894	1,851,568	511,390	128,717	—	3,412,569
Plus warrants assumed	2,250,449	—	—	—	—	2,250,449

Total purchase price	63,261,135	122,669,331	33,880,390	8,527,717	501,000	228,839,573
Plus fair value of liabilities assumed:
Current liabilities	5,886,977	19,638,912	8,792,461	—	—	34,318,350
Note payable	34,650,225	—	—	—	—	34,650,225
Deferred tax liabilities	31,377,741	—	11,863,524	4,407,860	—	47,649,125
Other long-term liabilities	146,660	42,985	94,181	29,000	—	312,826

Total purchase price plus liabilities assumed	$135,322,738	$142,351,228	$54,630,556	$12,964,577	$501,000	$345,770,099

Fair value of assets acquired:
Current assets	$4,051,513	$26,198,728	$2,611,932	$—	$—	$32,862,173
Oil and gas properties	114,803,907	110,435,298	51,944,068	12,964,577	—	290,147,850
Deferred tax asset	16,406,657	4,009,479	—	—	—	20,416,136
Other long-term assets	60,661	1,707,723	74,556	—	501,000	2,343,940

Total fair value of assets acquired	$135,322,738	$142,351,228	$54,630,556	$12,964,577	$501,000	$345,770,099

ABOUT CRUSADER ENERGY
Oklahoma City-based Crusader Energy Group Inc. is an oil and gas company with assets focused in various producing domestic basins. The company has a primary focus on the development of unconventional resource plays which includes the application of horizontal drilling and cutting edge completion technology aimed at developing shale and tight sand reservoirs. The Crusader assets are located in various domestic basins, the majority of which are in the Anadarko Basin and Central Uplift, Ft. Worth Basin Barnett Shale, Delaware Basin, Val Verde Basin, and the Bakken Shale of the Williston Basin.

ABOUT CRUSADER ENERGY — CONTINUED
For other information regarding Crusader, please visit the Company’s Internet Web site at http://www.crusaderenergy.com.  In addition to SEC filings and press releases, the Company posts materials of general interest to investors including any current investor meeting information or Crusader conference or analyst presentations.
CONFERENCE CALL INFORMATION
The Company will host a conference call today at 10:00 a.m. (CDT) to review the Company’s second quarter 2008 financial and operating results. The call can be accessed by calling 800-299-9086 (U.S. domestic) or 617-786-2903 (international). The pass code for the call is “Crusader Energy.” A live audio Web cast of the call will be available on the Company’s Web site at www.crusaderenergy.com.
A replay of the call will be made available one hour following the conclusion of the call. To access the domestic audio replay, call 888-286-8010. The international replay number is 617-801-6888. The audio replay will be available through August 28, 2008. The passcode for the replay is 15192121. The replay will also be available on the Company’s Web site indefinitely.
FORWARD-LOOKING STATEMENT DISCLOSURE
This press release contains “forward-looking statements” within the meaning of the Federal securities laws and regulations. Forward-looking statements are estimates and predictions by management about the future outcome of events and conditions that could affect Crusader’s business, financial condition and results of operations. We use words such as, “will,” “should,” “could,” “plans,” “expects,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “may,” and other words of similar expression to indicate forward-looking statements.
There is no assurance that the estimates and predictions contained in our forward-looking statements will occur or be achieved as predicted. Any number of factors could cause actual results to differ materially from those referred to in a forward-looking statement, including drilling risks, operating hazards and other uncertainties inherent in the exploration for, and development and production of, oil and natural gas; volatility in oil and natural gas prices, including the adverse impact of lower prices on the amount of our cash flow available to meet capital expenditures, our ability to borrow and raise capital and on the values attributed to our proven reserves; drilling and operating risks in the unconventional shales and other reservoirs in which we operate, including uncertainties in interpreting engineering, reservoir and reserve data; the availability of technical personnel and drilling equipment; the timing and installation of processing and treatment facilities, third-party pipelines and other transportation facilities and equipment; changes in interest rates; and increasing production costs and other expenses.
Further information on risks and uncertainties affecting our business is described under Risk Factors in this report and are also available in our reports filed with the SEC which are incorporated by this reference as though fully set forth herein. We undertake no obligation to publicly update or revise any forward-looking statement.

EXHIBIT A
CRUSADER ENERGY GROUP INC.
CONSOLIDATED STATEMENT OF
OPERATIONS

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
OPERATING REVENUES
Gas sales	$12,567,181	$5,434,107	$20,829,699	$9,552,790
Oil sales	13,184,508	3,894,122	21,655,551	6,619,372
Other	394,795	157,467	728,788	342,572

Total operating revenue	26,146,484	9,485,696	43,214,038	16,514,734

OPERATING COSTS AND EXPENSES
Lease operating	1,558,378	826,461	3,050,448	1,245,480
Production taxes	1,681,044	571,474	2,771,619	1,002,996
General and administrative	108,767,228	949,642	110,371,878	1,763,444
Depreciation, depletion and amortization	5,938,330	4,003,696	11,507,123	7,286,065
Accretion of asset retirement obligations	14,316	5,676	27,544	11,352

Total operating costs and expenses	117,959,296	6,356,949	127,728,612	11,309,337

Income (loss) from operations	(91,812,812)	3,128,747	(84,514,574)	5,205,397
OTHER (EXPENSE) INCOME
Interest expense	(1,590,061)	(559,524)	(3,100,490)	(935,182)
Interest income and other	34,806	27,236	123,457	43,320
Risk management	(15,012,339)	1,626,816	(20,206,968)	(717,130)

Total other (expenses) income	(16,567,594)	1,094,528	(23,184,001)	(1,608,992)

Income (loss) before income taxes	(108,380,406)	4,223,275	(107,698,575)	3,596,405

Income tax expense	11,826,824	—	11,826,824	—

NET INCOME (LOSS)	$(120,207,230)	$4,223,275	$(119,525,399)	$3,596,405

EARNINGS (LOSS) PER SHARE
Basic and Diluted	$(1.15)		$(1.17)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted	104,411,866		102,255,933

PRO FORMA INFORMATION

Historical income (loss) from operations before income taxes		$4,223,275		$3,596,405

Pro forma provision (benefit) for income taxes		1,642,854		1,399,002

Pro forma net income (loss)		$2,580,421		$2,197,403

PRO FORMA EARNINGS PER SHARE
Basic and Diluted		$0.03		$0.02

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted		100,100,000		100,100,000

EXHIBIT B
CRUSADER ENERGY GROUP INC.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,936,633	$7,941,663
Accounts receivable
Accrued oil and gas production revenue	17,940,658	7,581,187
Joint interest billings	16,008,130	14,045,470
Other	1,607	770,584
Prepaid and other assets	1,770,724	126,450

Total current assets	46,657,752	30,465,354
OIL AND GAS PROPERTIES — AT COST, net, based on full cost accounting ($136,438,772 and $12,558,796 excluded from amortization at 2008 and 2007, respectively)	574,225,420	243,560,456
Other assets	14,633,928	5,199,199

	$635,517,100	$279,225,009

LIABILITIES AND MEMBERS’/STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$18,744,460	$11,856,699
Accrued liabilities	16,084,992	5,934,262
Derivative financial instruments	18,247,696	1,775,617

Total current liabilities	53,077,148	19,566,578

LONG-TERM LIABILITIES
Asset retirement obligations	1,100,038	718,316
Derivative financial instruments	4,532,710	403,883
Other	—	215,778
Deferred tax liabilities, net	39,271,859	—
Notes payable	130,000,000	67,000,000

Total long-term liabilities	174,904,607	68,337,977
COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY	—	191,320,454

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 500,000,000 authorized; 198,194,958 shares issued and outstanding at June 30, 2008	1,981,950	—
Additional paid-in capital	523,019,071	—
Accumulated deficit	(117,465,676)	—

Total Stockholders’ Equity	407,535,345	—

	$635,517,100	$279,225,009

EXHIBIT C
CRUSADER ENERGY GROUP INC.
RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES AS REPORTED TO
ADJUSTED EARNINGS EXCLUDING CERTAIN NON-CASH ITEMS, a non-gaap measure
(Unaudited)

	Three months ended		Six months ended
	June 30		June 30
	2008	2007	2008	2007
Net income (loss), as reported	$(120,207,230)	$4,223,275	$(119,525,399)	$3,596,405
Income tax expense, as reported	11,826,824	—	11,826,824	—

Income (Loss) before income taxes,as reported	(108,380,406)	4,223,275	(107,698,575)	3,596,405

Adjustment for certain non-cash items
Change in mark-to-market on unrealized derivatives	12,689,777	(1,193,092)	16,999,318	2,064,604
Non-cash stock compensation	106,677,219	—	106,677,219	—

As adjusted	10,986,590	3,030,183	15,977,962	5,661,009

Income taxes, adjusted
Current	—	—	—	—
Deferred	4,273,784	1,178,741	6,215,427	2,202,133

Adjusted earnings excluding certain items, a non-gaap measure	$6,712,806	$1,851,442	$9,762,535	$3,458,876

Non-GAAP earnings per share
Basic	$0.06	$0.02	$0.10	$0.03

Diluted	$0.06	$0.02	$0.10	$0.03

Non — GAAP basic shares outstanding	104,411,866	100,100,000	102,255,933	100,100,000

Non — GAAP diluted shares outstanding	105,243,059	100,100,000	102,715,868	100,100,000

EXHIBIT D
CRUSADER ENERGY GROUP INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
The following summary presents unaudited pro forma consolidated net income (loss), EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2008 and 2007, respectively, as if the Westside Transaction had occurred as of January 1, 2007. The pro forma results are for illustrative purposes only and include adjustments in addition to the pre-acquisition historical results, such as increased depreciation, depletion and amortization expense resulting from the allocation of fair value to oil and gas properties acquired. The unaudited pro forma information is not necessarily indicative of the operating results that would have occurred if the acquisitions had been consummated at that date, nor is it necessarily indicative of future operating results.

	Three Months Ended June 30,
	Reported		Pro Forma
	2008	2007	2008	2007
Net income (loss)	$(120,207,230)	$4,223,275	$(118,116,226)	$4,173,537
Income tax expense	11,826,824	—	11,826,824	—
Interest expense	1,590,061	559,524	2,436,586	1,206,720
DD&A	5,938,330	4,003,696	8,466,857	5,560,014

EBITDA*	(100,852,015)	8,786,495	(95,385,959)	10,940,271
Adjustments:
Stock compensation expense	106,677,219	—	106,677,219	—
Unrealized (gains) losses on derivatives	12,689,777	(1,193,092)	13,691,749	(1,319,441)

Adjusted EBITDA**	$18,514,981	$7,593,403	$24,983,009	$9,620,830

	Six Months Ended June 30,
	Reported		Pro Forma
	2008	2007	2008	2007
Net income (loss)	$(119,525,399)	$3,596,405	$(115,326,234)	$2,911,634
Income tax expense	11,826,824	—	11,826,824	—

Interest expense	3,100,490	935,182	4,793,540	2,652,227
DD&A	11,507,123	7,286,065	16,547,019	10,111,503

EBITDA*	(93,090,962)	11,817,652	(82,158,851)	15,675,364
Adjustments:
Stock compensation expense	106,677,219	—	106,677,219	—
Unrealized (gains) losses on derivatives	16,999,318	2,064,604	18,001,290	2,291,661

Adjusted EBITDA**	$30,585,575	$13,882,256	$42,519,658	$17,967,025

*	EBITDA represents net income (loss) before income tax expense and depreciation, depletion and amortization expense. EBITDA is presented as a supplemental financial measurement in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. EBITDA is a financial measurement that, with certain negotiated adjustments, is reported to our lenders pursuant to our bank credit agreement and is used in the financial covenants in our bank credit agreement. EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP.

**	Adjusted EBITDA excludes certain items that management believes affect the comparability of operating results. The Company discloses these non-GAAP financial measures due to the following: (a) Management uses adjusted EBITDA to evaluate the Company’s operational trends and performance relative to other natural gas and oil producing companies, (b) Adjusted EBITDA is the financial metric used in determining our compliance with certain financial covenants under our debt agreements, (c) Items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated.